Exhibit 10.1

AGREEMENT BY AND BETWEEN REGEN SYBLEU INC. ( SYBE) AND ZANDER BIOLOGICS, INC.(ZAND).
(“Agreement”)
SYBE and ZAND may be referred to in this Agreement each as a “Party” or collectively as the “Parties.”

This Agreement is dated June 30, 2023

WHEREAS ZAND holds all right, title and interest in and to including, but not limited to, the copyrights, trade secrets, trademarks and associated good will and patent rights to the intellectual property described in Exhibit A. (“IP Rights”)

WHEREAS SYBE desires to purchase a fifty per cent (50%) interest in and to the IP rights. (“50% Interest”)

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SYBE and ZAND hereby agree as follows:

1. Purchase and Sale:

Upon the terms and subject to the conditions set forth herein, the ZAND agrees to sell, and the SYBE agrees to purchase the 50% Interest.

2. Consideration:

Consideration for the 50% Interest shall be :

(a) PROMISSORY NOTE:

Promissory Note (Exhibit B) attached hereto and made a part of this Agreement.

(b) CONTINGENT PAYMENT:

One Million newly issued shares of the common stock of SYBE to be issued no later than ten days subsequent to the filing of assignment required pursuant to Section 3 of this Agreement (“Stock Payment”). Should such filing not be made by July 31, 2023 ZAND shall not receive the Stock Payment.

3. Assignment

No later than July 31, 2023 ZAND shall cause to be filed with the United States Patent and Trademark Office any and all documentation which may be required in order to record the transfer of the 50% Interest to SYBE.

4. Development and Commercialization

The Parties agree to jointly develop and commercialize the IP Rights for veterinary use upon mutually acceptable terms and conditions. As used in this Agreement the term develop shall mean to engage in pre-clinical and clinical research and development activities, including toxicology and other pre-clinical development efforts, stability testing, process development, pre-formulation, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical pharmacology, clinical studies (including without limitation Clinical Trials), regulatory affairs, and regulatory approval and clinical study regulatory activities. As used in this Agreement commercialize shall mean engaging in activities directed to marketing, promoting, research and development as required, manufacturing for sale, offering for sale, distributing, importing or selling a product, including sub-licensing or sub-contracting of these activities.

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Each Party shall be entitled to 50% of any and all Revenues derived from Development and Commercialization.

Each Party shall be responsible for 50% of all any and all expenses incurred in connection with Development and Commercialization.

5. Further sale or license

Neither party shall transfer right, title and interest in and to including, but not limited to, the copyrights, trade secrets, trademarks and associated good will and patent rights to the IP Rights in whole or in part without the written consent of the other Party.

Neither Party shall grant any rights or license to the IP Rights to any entity without the written consent of the other Party.

6. Confidentiality

(a) Confidential Information. The Parties may provide Confidential Information to each other, including but not limited to each Party’s know-how, invention disclosures, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof. As used herein, “Confidential Information” means any information of a confidential and proprietary nature disclosed by a Party to this Agreement to the other Party (i) in written form marked “confidential” or (ii) in oral form if summarized in a writing marked “confidential” delivered to the receiving Party within thirty (30) days after the oral disclosure.

(b) Confidentiality and Non-Use. The recipient of a disclosing Party’s Confidential Information shall maintain such Confidential Information in confidence, and shall disclose such Confidential Information only to its employees, agents, consultants, Affiliates, licensors, sublicensees, attorneys, accountants, investors, potential acquirors and advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those set forth herein and for whom each Party shall be responsible for any breach of this Section 6. The recipient of the disclosing Party’s Confidential Information shall use such Confidential Information solely to exercise its rights and perform its obligations under this Agreement (including, without limitation, the right to use and disclose such Confidential Information in regulatory applications and filings), unless otherwise mutually agreed in writing. The recipient of the other Party’s Confidential Information shall take the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care).

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(c) Exclusions. Confidential Information shall not include information that: (a) is in the recipient’s possession prior to receipt from the disclosing Party as established by documentary proof; (b) is or becomes, through no fault of the recipient or its Affiliates or sublicensees hereunder, publicly known (as shown by the recipient’s written record); (c) is furnished to the recipient by a third party without breach of a duty to the disclosing Party; (d) is independently developed by the recipient without use of, application of or access to the disclosing Party’s Confidential Information; or (e) is required to be disclosed under applicable law, but only for the sole purpose of and solely to the extent required by such law, and provided that the recipient, to the extent possible, shall give the disclosing Party prior written notice of the proposed disclosure and cooperate fully with the disclosing Party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

(d) Termination. All obligations of confidentiality and non-use imposed under this Section 6 (Confidentiality) shall expire five (5) years after the date of disclosure of such information under this Agreement.

7. ASSIGNMENT:

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties . Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Notwithstanding the above either Party assign this Agreement or any of the rights, interests or obligations hereunder to an Affiliate of that Party without obtaining the prior written consent of the other Party.

Affiliate as used in this Agreement shall mean any entity that is controlled by, controls, or is under common control with a Party. For such purpose the term “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question, or more than fifty percent (50%) interest in the income of the entity in question; provided, however, that if local law requires a minimum percentage of local ownership of greater than fifty percent (50%), control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests; or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

8. NOTICES:

Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other Party. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

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9. GOVERNING LAW,VENUE, And WAIVER OF JURY TRIAL:

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

10. SEVERABILITY:

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provisions were not contained herein.

11. WAIVER:

Failure by either Party to enforce a term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

12. MODIFICATION:

This Agreement may not be altered, amended or modified in any way except by a writing signed by both Parties.

13 SPECIFIC PERFORMANCE

Parties agree that irreparable damage could occur if any of the provisions of this Agreement was not performed in accordance with its specific terms. Accordingly, the Parties agree that they each shall be entitled to seek from a court of competent jurisdiction specific performance of the terms of this Agreement (in addition to any other remedy to which each Party is entitled).

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14. ENTIRE AGREEMENT:

The Parties acknowledge that this Agreement, together with the exhibits attached hereto, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SYBLEU INC.	ZANDER BIOLOGICS, INC.
By: Joseph G Vaini	By: David R. Koos
Its: CEO	Its: CEO
Signature:/s/Joseph G Vaini	Signature: /s/David R. Koos

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EXHIBIT A

The invention disclosed in US Patent US11377442B2, all patent rights to the invention described in US Patent US11377442B2 as well as all trade secrets, trademarks and associated good will to the invention described in US Patent US11377442B2 AND

The invention disclosed in US Patent US10472351B2 , all patent rights to the invention described in US Patent US10472351B2 as well as all trade secrets, trademarks and associated good will to the invention described in US Patent US10472351B2

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EXHIBIT B

PROMISSORY NOTE DATED June 30, 2023
(“Note”)

For value received SYBLEU INC. promises to pay to ZANDER BIOLOGICS, INC. the principal sum of Three Hundred Thousand Dollars [$300,000.00] with accrued simple interest at the rate of 10% percent per annum on the balance. The said principal and accrued interest shall be payable in lawful money of the United States of America on June 30, 2025. Simple interest of 10% per annum shall accrue from June 30, 2023 to June 30, 2025 on any unpaid principal balance .This Note may be prepaid in whole or in part at any time without premium or penalty.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SYBLEU INC.
By: Joseph G Vaini
Its: CEO
Signature:/s/Joseph G Vaini

ACCEPTED BY

ZANDER BIOLOGICS, INC.
By: David R. Koos
Its: CEO
Signature:/s/David R. Koos

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